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                                                                    EXHIBIT 23.2


            CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NetSolve, Incorporated 1988 Stock Option Plan and the NetSolve, Incorporated Long-Term Incentive Compensation Plan of our report dated April 29, 1999, with respect to the consolidated financial statements of NetSolve, Incorporated included in its Registration Statement on Form S-1 (No. 333-65691), as amended as of September 22, 1999, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

Austin, Texas
January 7, 2000